Exhibit 99.1

Chimera Appoints New Independent Board Member Cynthia B. Walsh

NEW YORK--(BUSINESS WIRE) (November 6, 2024) – Chimera Investment Corporation (NYSE:CIM) (the “Company” or “Chimera”) announced today that Cynthia B. Walsh has been elected to the Company’s Board of Directors as a Class III Director, effective December 1, 2024.

Ms. Walsh has over 37 years of experience across multiple roles in the financial industry. Since 2011, She has served as President of Walsh Advisors, a registered investment advisory firm that focuses on capital allocation, equity and fixed income markets, and alternative investments.

“We are pleased to welcome Ms. Walsh to our Board,” said Gerry Creagh, Chairman of the Board. “She has extraordinary expertise in the financial industry and vast fiduciary experience, and we believe Chimera will benefit greatly from her extensive experience and perspective.”

Debra Still, Chair of the Nominating and Governance Committee, added “The addition of Ms. Walsh to our Board reflects our continued commitment strengthening our corporate governance by having a diversity of backgrounds, experiences and expertise on our Board.”

Prior to Walsh Advisors, from 2001 to 2011, Ms. Walsh served as Managing Partner and Chief Financial Officer of National Bond and Trust, an issuing agent of the U.S. Treasury Department. Prior to that, Ms. Walsh held various capital markets and trading positions at Bank of America. She currently serves on the boards of LendingOne and Encore, both private real estate lending firms and is an adjunct professor for the Kellstadt Graduate School of Business at DePaul University. Previously, Ms. Walsh served on the Boards of the Indiana Bond Bank and Indiana Public Retirement System. Ms. Walsh holds a bachelor’s degree in computer systems from Purdue University, an MBA from the University of Chicago, and a Doctor of Business Administration from DePaul University.

Ms. Walsh will stand for election at the Company’s 2025 shareholder meeting as a Class III Director and will serve on the Nominating and Corporate Governance Committee of the Company’s Board of Directors.

About Chimera Investment Corporation

Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly, on a leveraged basis, in a diversified portfolio of real estate assets, including mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, business purpose and investor loans, and other real estate assets.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goals,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of the Palisades Group to be delayed or not consummated; the potential that Chimera may not fully realize the expected benefits of the acquisition of the Palisades Group, including the potential financial impact; our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or MBS, or other asset-backed securities, or ABS; rates of default, forbearance, deferred payments, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; our ability to find and retain qualified personnel; our ability to maintain our classification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by Chimera’s independent auditors.

Chimera Investor Contact

Chimera Investment Corporation Investor Relations
888-895-6557
www.chimerareit.com